UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2014

PUBLIC STORAGE

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

]
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto pursuant to Exhibit 99.1 of Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.02Results of Operations and Financial Condition and Exhibits

On May 1, 2014 Public Storage announced its financial results for the quarter ended March 31, 2014. The full text of the press release issued in connection with the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Public Storage 2014 Annual Meeting of Shareholders held on May 1, 2014 (the “2014 Annual Meeting”), Public Storage’s shareholders approved the proposed amendments to the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan (the “2007 Plan”) that were previously described in Public Storage’s 2014 definitive proxy materials. As a result of the amendments, (i) the number of shares available for issuance under the 2007 Plan was increased by 771,269 and (ii) the limit on the aggregate value of cash and non-cash awards, other than stock options and stock appreciation rights, that may be granted under the 2007 Plan to any individual in any calendar year was increased to $15.0 million. The amendments to the 2007 Plan had been previously approved, subject to shareholder approval, by the Public Storage Board of Trustees. The amendments to the 2007 Plan became effective immediately upon shareholder approval at the 2014 Annual Meeting. A summary of the material terms of the 2007 Plan, as amended, is set forth in Public Storage’s 2014 definitive proxy materials and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2007 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders

Four proposals were submitted to our shareholders for a vote at the 2014 Annual Meeting. The proposals are described in detail in our proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on March 12, 2014. The final results for the votes for each proposal are set forth below.

1.

Our shareholders elected eight trustees to our Board of Trustees, to hold office until the 2015 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

	Total Votes
Name	Total Votes For	Total Votes Withheld	Broker Non-Votes
Ronald L. Havner, Jr.	139,583,512	8,982,147	6,966,261
Tamara Hughes Gustavson	142,431,731	6,133,928	6,966,261
Uri P. Harkham	146,445,431	2,120,228	6,966,261
B. Wayne Hughes, Jr.	134,660,448	13,905,211	6,966,261
Avedick B. Poladian	141,934,792	6,630,867	6,966,261
Gary E. Pruitt	146,162,054	2,403,605	6,966,261
Ronald P. Spogli	146,178,451	2,387,208	6,966,261
Daniel C. Staton	146,447,551	2,118,108	6,966,261

2.	The shareholders ratified the appointment of Ernst & Young LLP as Public Storage’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstain	Broker Non-Votes
154,293,146	976,413	262,271	90

3.	The shareholders approved the amendments to the 2007 Equity and Performance-Based Incentive Compensation Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
143,843,467	4,498,639	223,553	6,966,261

4.	The shareholders approved the advisory vote on executive compensation:

Votes For	Votes Against	Abstain	Broker Non-Votes
145,316,323	2,994,572	254,764	6,966,261

Item 9.01Financial Statements and Exhibits

(c)Exhibits

Exhibit 10.1—Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan as Amended Effective as of May 1, 2014

Exhibit 99.1—Press Release dated May 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 1, 2014

PUBLIC STORAGE

By:/s/ John Reyes

John Reyes

Chief Financial Officer